                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                      Illinois Superconductor Corporation
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                          ILLINOIS SUPERCONDUCTOR LOGO

451 Kingston Court
Mount Prospect, IL 60056
                                  May 8, 1998

Dear Stockholder:

     On behalf of the Board of Directors, I cordially invite you to attend the 1998 Annual Meeting of Stockholders of Illinois Superconductor Corporation. The Annual Meeting will be held on Thursday, June 11, 1998, beginning at 3:30 p.m. local time, at Ida Noyes Hall, 1212 East 59th Street, Chicago, Illinois. The formal notice of the Annual Meeting appears on the next page.

     The attached Notice of Annual Meeting and Proxy Statement describe matters that we expect will be acted upon at the meeting.

     It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

     We are gratified by our stockholders' continued interest in Illinois Superconductor Corporation and urge you to return your proxy card as soon as possible.

                                            Sincerely,

                                            EDWARD W. LAVES
                                            EDWARD W. LAVES
                                            President and Chief Executive
                                            Officer

                          ILLINOIS SUPERCONDUCTOR LOGO

 ------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 11, 1998
 ------------------------------------------------------------------------------

To the Stockholders of
Illinois Superconductor Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders of Illinois Superconductor Corporation (the "Company"), a Delaware Corporation, will be held at the Ida Noyes Hall, 1212 East 59th Street, Chicago, Illinois on Thursday, June 11, 1998 at 3:30 p.m., local time, for the following purposes:

     (1)To elect two Class II directors to the Company's Board of Directors;

     (2)To ratify the appointment by the Board of Directors of Ernst & Young LLP as the independent auditors of the Company's financial statements for the year ended December 31, 1998; and

     (3)To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on April 15, 1998, as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. Only stockholders of the Company as of the close of business on April 15, 1998 will be entitled to vote at the meeting.

PLEASE NOTE THAT ATTENDANCE AT THE MEETING WILL BE LIMITED TO STOCKHOLDERS OF ILLINOIS SUPERCONDUCTOR CORPORATION AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES) HOLDING ADMISSION TICKETS OR OTHER EVIDENCE OF OWNERSHIP. THE ADMISSION TICKET ACCOMPANIES YOUR PROXY CARD. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, PLEASE BRING TO THE MEETING YOUR BANK OR BROKER STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF ILLINOIS SUPERCONDUCTOR CORPORATION COMMON STOCK TO GAIN ADMISSION TO THE MEETING.

                                            By Order of the Board of Directors,

                                            STEPHEN G. WASKO
                                            STEPHEN G. WASKO
                                            Secretary
Mount Prospect, Illinois

May 8, 1998

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE FURNISHED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                      ILLINOIS SUPERCONDUCTOR CORPORATION
                               451 KINGSTON COURT
                         MOUNT PROSPECT, ILLINOIS 60056
                                 (847) 391-9400

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     The accompanying proxy is solicited by the Board of Directors (the "Board of Directors" or "Board") of Illinois Superconductor Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 3:30 p.m., local time, Thursday, June 11, 1998 at Ida Noyes Hall, and any adjournments thereof. This Proxy Statement and accompanying form of proxy are being mailed to stockholders on or about May 8, 1998.

     RECORD DATE AND OUTSTANDING SHARES -- The Board of Directors has fixed the close of business on April 15, 1998, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, the Company had outstanding 12,067,955 shares of Common Stock, par value $.001 per share, including preferred stock purchase rights (the "Common Stock"). Each of the outstanding shares of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

     VOTING OF PROXIES -- Edward W. Laves, Stephen G. Wasko and Mary K. Williams, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors of the Company to serve in such capacity. Dr. Laves, Mr. Wasko and Ms. Williams are officers of the Company. Dr. Laves is also a director of the Company. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking the proxy, or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

     REQUIRED VOTE -- A plurality of the shares of Common Stock voted in person or by proxy is required to elect the nominees for director. The affirmative vote of a majority of the shares of Common Stock voted in person or by proxy is required to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company's financial statements for the year ending December 31, 1998. Each stockholder will be entitled to vote the number of shares of Common Stock held as of the Record Date by such stockholder for the number of directors to be elected. Stockholders will not be allowed to cumulate their votes in the election of directors.

     QUORUM; ABSTENTIONS AND BROKER NON-VOTES -- The required quorum for transaction of business at the Annual Meeting will be a majority of the shares issued and outstanding as of the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     STOCKHOLDER LIST -- A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open to the examination of any stockholder for any purpose germane to the Annual Meeting during ordinary business hours commencing June 1, 1998, and continuing through the date of the Annual Meeting at the principal offices of the Company, 451 Kingston Court, Mount Prospect, Illinois 60056.

     ANNUAL REPORT TO STOCKHOLDERS -- The Company's Annual Report to Stockholders for the year ended December 31, 1997, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of seven directors. Article Seven of the Company's Certificate of Incorporation, as amended, provides that the Board of Directors shall be classified with respect to the terms for which its members shall hold office by dividing the members into three classes. At the Annual Meeting, two Class II directors are to be elected for a term of three years expiring at the Year 2001 Annual Meeting of Stockholders. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT TO CONTINUE TO SERVE AS A DIRECTORS OF THE COMPANY. See "Nominees" below.

     The five directors whose terms of office expire in 1999 and 2000 will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See "Other Directors" below.

     If at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the person named in the proxy will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board, as the Board recommends. The Board of Directors has no reason to believe that any nominee will be unable or will decline to serve as a director if elected.

NOMINEES

     The names of the nominees for the office of director, together with certain information concerning such nominees, are set forth below:

                                                                                       SERVED AS
                                                                                       DIRECTOR
NAME                                                   AGE    POSITION WITH COMPANY      SINCE
----                                                   ---    ---------------------    ---------
Peter S. Fuss......................................    63     Director                   1995
Tom L. Powers......................................    61     Director                   1996

     Mr. Fuss has served as a director of the Company since June 1995. Mr. Fuss is a management consultant, primarily for Tellabs, Inc. ("Tellabs") as a member of the International Executive Committee of Tellabs International, Inc. Prior to his retirement from Tellabs in 1993, Mr. Fuss was President of Tellabs International, Inc., which he founded in 1987 as a subsidiary. Tellabs International, Inc. is responsible for all Tellabs operations outside of North America. From 1986 to 1987, he was Senior Vice President, Technical Marketing and Business Development of Tellabs. Mr. Fuss joined Tellabs as Vice President, Engineering in 1979. From 1977 to 1979, he was Director of R&D at Teletype Corporation and from 1958 to 1977 he held engineering and management positions at AT&T Bell Laboratories. Mr. Fuss holds a B.S. degree in electrical engineering from the University of Michigan and an M.S.E.E. from New York University. He served two years as an officer in the United States Air Force. He holds ten patents, primarily in the area of digital signal processing. He is also a director of Clear Communications, Inc., NetEdge Systems, Inc., Process Control Technologies, Inc., and Batterson Venture Partners, L.L.C. He is a member of the Audit Committee.

     Mr. Powers has served as a director of the Company since October 1996. Mr. Powers is a college professor and associate director of the Advanced Manufacturing Center at New Mexico State University in Las Cruces, New Mexico, as well as a consultant to a number of companies. From 1989 to 1991, he was president of the cellular systems business unit of AT&T Network Systems Group, now known as Lucent Technologies. Under his leadership, the business unit became the market leader in wireless infrastructure equipment in the United States, opened markets internationally and introduced the industry's first digital cellular system. In 1983, he became vice president of AT&T and Philips Telecommunications B.V., a joint venture located in the Netherlands. He joined AT&T in 1958 as a member of the technical staff of Bell Laboratories and went on to management positions in consumer products, customer switching systems engineering and network planning. Mr. Powers holds a B.S. degree in electrical engineering with high honors from the University of Arkansas and a master's degree in electrical engineering from New York University. He also is a graduate of the Wharton Advanced Marketing Program and the Stanford Executive Program. He is a member of the Compensation Committee and serves as its Chairman.

OTHER DIRECTORS

     The following persons will continue to serve as directors of the Company after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are elected and qualified.

                                                                              SERVED AS
                                                                              DIRECTOR      TERM
NAME                                          AGE    POSITION WITH COMPANY      SINCE      EXPIRES
----                                          ---    ---------------------    ---------    -------
Steven Lazarus............................    66     Director                   1992        1999
Ora E. Smith..............................    50     Chairman of the Board      1990        2000
                                                     of Directors
Edward W. Laves...........................    50     President and CEO and      1997        1999
                                                     Director
Robert D. Mitchum.........................    44     Director                   1998        2000
Terry S. Parker...........................    52     Director                   1998        2000

     Mr. Lazarus has served as a director of the Company since January 1992 and served as Chairman of the Board from August 1993 until July 1997. He is Managing Director of ARCH Venture Partners L.P. and served previously as President and Chief Executive Officer of ARCH Development Corporation ("ARCH"), an affiliate of the University of Chicago. The Company was founded by ARCH in 1989. As President of ARCH, he also served as Associate Dean of the University of Chicago's Graduate School of Business. Before joining ARCH in 1987, he was the Group Vice President of the Health Care Services Group of Baxter Travenol Laboratories, Inc., ("Baxter") the predecessor of Baxter Healthcare Corporation. During his 13 years at Baxter, he was also Senior Vice President for Technology, with responsibilities for manufacturing, materials management, R&D and engineering. Mr. Lazarus holds a bachelors degree from Dartmouth College and an M.B.A. degree from the Harvard Graduate School of Business Administration. Mr. Lazarus is a director of Amgen Corporation, Primark Corporation, New Era of Networks, Inc. and Nanophase Technologies Corporation, all of which are public companies. He is a member of the Compensation Committee.

     Mr. Smith has served as a director of the Company since October 1990. From October 1990 until July 1997, Mr. Smith served as the President and Chief Executive Officer of the Company. Mr. Smith was elected Chairman of the Board in July 1997. Prior to joining the Company, Mr. Smith was the Vice President and Chief Marketing Officer of Conductus, Inc., a superconducting electronics company, during 1989-1990. From 1979 to 1989, Mr. Smith served in a number of executive positions with Rockwell International Corporation, including Corporate Director of External Technology Development. Between 1984 and 1985, Mr. Smith served as the Industrial Research Fellow in The White House Science Office. Mr. Smith holds S.B. and S.M. degrees in Mechanical Engineering from the Massachusetts Institute of Technology and a J.D. degree from Harvard Law School.

     Dr. Laves has served as president and chief executive officer and a director of the Company since July 1997. He joined the Company in December 1994 as Executive Vice President and Chief Operating Officer. As president and Chief Executive Officer, Dr. Laves is responsible for all aspects of the Company's business, including finance, manufacturing, human resources, engineering and the sales and marketing of the Company's SpectrumMaster(R), RangeMaster(R) and PowerMaster(R) filter products. He brings to his role extensive experience in the wireless industry. Before joining the Company, Dr. Laves served as general manager of the cellular infrastructure division of Nippon Motorola, Ltd. where he led Motorola's successful introduction of digital technology into the Japanese cellular market. Additionally, Dr. Laves managed the development and introduction of Motorola's CoveragePLUS wide area Special Mobile Radio (SMR) system to the market. He holds Ph.D. and M.B.A. degrees from the University of Chicago, and received his B.A. from Cornell University.

     Mr. Mitchum has served as a director of the Company since February 1998. He previously was senior vice president-finance of APAC TeleServices, a telemarketing company, where he was also a board member. Previously, Mr. Mitchum was senior vice president and chief financial officer for Discovery Zone, a chain of indoor playgrounds for children, where he was instrumental in executing the company's initial public offering and subsequent sale to Blockbuster Entertainment. Mr. Mitchum spent much of his career as a partner at Arthur Andersen L.L.P. and later as lead partner of Andersen's Enterprise Group, specializing in small, high-growth businesses. Mr. Mitchum is co-founder of Fashion Encore, a chain of women's consignment retail stores. He currently serves as a director of Profile Systems, a private, early stage technology company, as well as on the board of the Chicago Lighthouse for the Blind. Mr. Mitchum, a CPA, holds a bachelor of arts degree from Augustana College, where he serves on its Board of Trustees. Mr. Mitchum is a member of the Audit Committee and serves as its Chairman.

     Mr. Parker has served as a director of the Company since February 1998. He previously was senior vice president of GTE where he served on GTE's Senior Executive Council and was responsible for both GTE's cellular and PCS businesses. Previously, Mr. Parker served as president of GTE Mobilnet cellular system from its founding in 1986. Following his distinguished career at GTE, Mr. Parker was president of Cellstar Corporation, a leading wholesale distributor of cellular telephones in the United States. Currently, he serves as a director of Cellstar Corporation, and HighwayMaster, a provider of nationwide communications services to the trucking industry. Mr. Parker is a member of the Compensation Committee.

     DIRECTOR COMPENSATION -- During 1997, the Company did not provide any cash compensation to its directors for their service on the Board of Directors. Each director of the Company who is not an employee of the Company (a "Non-Employee Director") is granted non-qualified stock options ("NQSOs") to purchase 10,000 shares of Common Stock at the closing price of the Common Stock as reported on the Nasdaq National Market on the date of their initial election to the Board of Directors. In consideration of their service on the Board of Directors, on the date of each annual meeting of the stockholders of the Company, each Non-Employee Director who is elected, re-elected or continues to serve as a director because his term has not expired shall be granted NQSOs to purchase 3,000 shares of Common Stock, provided that no such automatic grant shall be made to a Non-Employee Director who is first elected to the Board of Directors at the first such meeting or was first elected to the Board of Directors within three months prior to such annual meeting. On June 11, 1998, all of the Non-Employee directors will each be granted options to purchase 3,000 shares of Common Stock at the fair market value of the stock on the date of grant.

     MEETINGS -- During the year ended December 31, 1997, the Board of Directors held nineteen formal meetings. Each director attended at least 75% of the aggregate of the number of Board meetings (during the period for which he has been a director) and the total number of committee meetings on which he served that were held (during the period in which he was a member of such committee) during 1997.

     COMMITTEES OF THE BOARD OF DIRECTORS -- The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee includes Messrs. Fuss and Mitchum (Chairman). The Compensation Committee includes Messrs. Lazarus, Powers (Chairman) and Parker. The Company does not have a Nominating Committee.

     The Audit Committee generally has responsibility for recommending independent auditors to the Board of Directors for selection, reviewing the plan and scope of the accountants' audit, reviewing the Company's audit and control functions and reporting to the full Board of Directors regarding all of the foregoing. The Audit Committee held two formal meetings in 1997.

     The Compensation Committee generally has responsibility for recommending to the Board of Directors guidelines and standards relating to the determination of executive compensation, reviewing the Company's executive compensation policies and reporting to the full Board of Directors regarding the foregoing. The Compensation Committee also has responsibility for administering the Amended and Restated 1993 Stock

Option Plan, as amended (the "1993 Option Plan"), determining the number of options to be granted to the Company's executive officers and employees pursuant to the 1993 Option Plan, and reporting to the full Board of Directors regarding the foregoing functions. The Compensation Committee held four formal meetings in 1997. See "Report of the Compensation Committee of the Board of Directors."

                               EXECUTIVE OFFICERS

     Set forth below is a table identifying executive officers of the Company who are not identified in the tables entitled "Election of Directors -- Nominees" or "-- Other Directors."

NAME                                     AGE   POSITION
----                                     ---   --------
Stephen G. Wasko.....................    38    Senior Vice President, Corporate Development and
                                               Chief Financial Officer, Treasurer and Secretary
Michael C. Balduzzi..................    39    Vice President, Sales
Dennis M. Craig......................    39    Vice President, Manufacturing
Benjamin Golant......................    48    Vice President, Product Development
James P. Pajcic......................    46    Vice President, Human Resources

     Mr. Wasko joined the Company in November 1990, and has served as Vice President and Treasurer since January 1992. He was elected Secretary of the Company in April 1993 and Chief Financial Officer in August 1993. Mr. Wasko has served as Senior Vice President, Corporate Development since July 1997. He is responsible for the Company's financial and administrative operations. Prior to joining the Company's management team, he was Manager of Commercial Development in the Space Station Division of McDonnell Douglas Corporation. Additionally, Mr. Wasko served as Program Manager for Technology Development on the Rockwell International Corporation National Aerospace Plane Program and managed external technology development activities for Rockwell from 1986 to 1988. Mr. Wasko holds a B.S. degree in aerospace engineering from the University of Michigan, an M.S. in the same field from the University of Southern California and an M.B.A. from the Harvard Graduate School of Business Administration.

     Mr. Balduzzi joined the Company in February 1998 as its Vice President, Sales. From 1995 to 1997, he was vice president -- sales & marketing for CSS (Cellular Systems Supply) Power, Inc., an early stage DC power equipment and antenna provider, where he was instrumental in increasing their sales to the wireless telecommunications market. From 1993 to 1994, Mr. Balduzzi was director of sales for Pulse Communications, Inc., a manufacturer of digital loop carrier plug-ins. From 1984 to 1993, he served in various senior sales and marketing positions at Reliance Communications, a supplier of transmission, power, outside plant, and automated subscriber loop test equipment. He received a B.S. degree from Shippensburg University in Pennsylvania.

     Mr. Craig joined the Company in December 1996 as Vice President, Manufacturing. Before joining the Company, Mr. Craig worked for eight years at Motorola, Inc., where he most recently served as manufacturing operations manager in the Component Products Group. During his career at Motorola, Inc., his responsibilities included production management, new product implementation, cost reduction and capacity analysis and planning. Prior to joining Motorola, Inc., Mr. Craig served as a manufacturing process development engineer at Northrop Corporation in its defense systems division. Mr. Craig received an M.B.A. degree from Lake Forest Graduate School of Management and a B.S. degree in mechanical engineering from the University of Illinois at Chicago.

     Mr. Golant joined the Company in January 1996 as Vice President, Product Development. From 1989 until joining the Company, Mr. Golant was at E.F. Johnson Company where he served as Director of Engineering, Chief Engineer and Director of Product Marketing. His responsibilities included managing the development of mobile, portable, and base station equipment for wireless land mobile radio systems. From 1976 to 1989, Mr. Golant was employed by Motorola, Inc.'s communications sector, leading teams to develop and commercialize a variety of radio component and system products. He received a B.S. degree in electrical engineering from Lehigh University. He holds one patent in the area of RF filter technology.

     Mr. Pajcic joined the Company in January 1995 as Director, Human Resources. He has served as Vice President, Human Resources since January 1997. Before joining the Company, Mr. Pajcic spent 15 years at Morton International where he most recently served as Director, Employment and Human Resource Development on the corporate staff. Prior to his employment with Morton International, Mr. Pajcic held Human Resource positions at General Foods Corporation and American Hospital Supply Corporation. He holds a B.S. degree in psychology from Northwestern University and a Masters Degree in Management from Northwestern University's Kellogg School of Management, with emphases in Industrial Relations, Organizational Behavior and Finance.

     The Board of Directors elects officers annually and such officers, subject to the terms of certain employment agreements, serve at the discretion of the Board. See "Executive Compensation and Certain Transactions -- Employment Agreements." Messrs. Smith, Wasko and Dr. Laves each have employment agreements with the Company. There are no family relationships among any of the directors or officers of the Company.

     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE -- Section 16 of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's officers (as defined under Section 16), directors and persons who own greater than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that during 1997 all of the Section 16 filing requirements applicable to its officers, directors and 10% beneficial owners were complied with by such persons.

                EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

     The following table provides information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1997, 1996 and 1995 of those persons who were at December 31, 1997, (i) the chief executive officer; or (ii) the four other most highly compensated (based on combined salary and bonus) executive officers of the Company and a former employee who was an executive officer of the Company for part of 1997, each of whose total salary and bonus exceeded $100,000 during 1997 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                   ANNUAL COMPENSATION          AWARDS(1)
                                              -----------------------------    ------------
                                                                                SECURITIES      ALL OTHER
                                                                     BONUS      UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION                   YEAR    SALARY ($)      ($)      OPTIONS (#)         ($)
---------------------------                   ----    ----------    -------    ------------    ------------
Ora E. Smith..............................    1997     $203,960     $     0            0          $    0
  Chairman of the Board of Directors          1996     $194,250     $58,275       75,000(2)       $    0
                                              1995     $185,000     $92,500            0          $    0
Edward W. Laves, Ph.D.....................    1997     $170,000     $     0            0          $    0
  President and Chief Executive Officer       1996     $147,000     $44,100       60,000(3)       $    0
                                              1995     $140,097     $70,000            0          $    0
Dennis M. Craig(4)........................    1997     $130,000     $     0            0          $    0
  Vice President, Manufacturing               1996     $  3,160     $     0       25,000          $    0
                                              1995          n/a         n/a          n/a             n/a
Stephen G. Wasko..........................    1997     $115,500     $12,675            0          $    0
  Senior Vice President, Corporate            1996     $115,500     $17,325       17,500(5)       $    0
  Development and Chief Financial Officer,    1995     $105,833     $38,500            0          $    0
  Treasurer and Secretary
James D. Hodge, Ph.D.(6)..................    1997     $126,000     $     0            0          $    0
  Vice President and Chief Scientist          1996     $120,000     $     0       15,000(7)       $    0
                                              1995     $110,000     $25,000            0          $3,500(8)
Benjamin Golant(9)........................    1997     $120,750     $     0            0          $    0
  Vice President, Product Development         1996     $115,000     $23,000       10,000(10)      $    0
                                              1995          n/a         n/a       20,000             n/a

---------------
 (1) None of the Named Officers had any restricted stock holdings as of December 31, 1997.

 (2) Options for 50,000 of these shares of Common Stock are subject to cancellation based on the Company's attainment of certain performance targets.

 (3) Options for 40,000 of these shares of Common Stock are subject to cancellation based on the Company's attainment of certain performance targets.

 (4) Mr. Craig commenced employment with the Company in December 1996.

 (5) Options for 10,000 of these shares of Common Stock are subject to cancellation based on the Company's attainment of certain performance targets.

 (6) Dr. Hodge ceased to be an executive officer of the Company in June 1997 and terminated employment with the Company in January 1998.

 (7) Options for these shares of Common Stock were cancelled after Dr. Hodge's employment with the Company was terminated.

 (8) This amount represents the balance forgiven in connection with a loan made to Dr. Hodge in April 1993.

 (9) Mr. Golant commenced employment with the Company in January 1996. Mr. Golant was granted an option to purchase 20,000 shares of the Company's Common Stock on December 20, 1995, subject to the commencement of his employment in January 1996.

(10) Options for these shares of Common Stock are subject to cancellation based on the Company's attainment of certain performance targets.

OPTION GRANTS IN 1997

     There were no grants of stock options or stock appreciation rights by the Company to the Named Officers during 1997.

YEAR-END 1997 OPTION VALUES

     The following table provides information concerning the Named Officers' unexercised options at December 31, 1997. None of the Named Officers exercised any stock options during 1997.

                                               NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                          UNDERLYING UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT
                                               AT YEAR-END 1997 (#)               YEAR-END 1997 ($)(1)
                                          -------------------------------     -----------------------------
NAME                                      EXERCISABLE      UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
----                                      ------------     --------------     -----------     -------------
Ora E. Smith..........................       71,146            66,354           $     0          $     0
Edward W. Laves, Ph.D.................       45,416            59,584           $     0          $     0
Dennis Craig..........................        6,771            18,229           $     0          $     0
Stephen G. Wasko......................       35,619            19,131           $23,167          $ 4,312
James D. Hodge, Ph.D.(2)..............       10,000            73,950           $48,493          $12,396
Benjamin Golant.......................       12,917            17,083           $     0          $     0

---------------

(1) The value per option is calculated by subtracting the exercise price from the closing price of the Common Stock on the Nasdaq National Market on December 31, 1997 (the last business day of 1997) of $1.8125.

(2) Dr. Hodge ceased to be an executive officer of the Company in June 1997 and terminated employment with the Company in January 1998.

     EMPLOYMENT AGREEMENTS -- Effective July 7, 1997, the Company entered into employment agreements with each of Messrs. Smith, Wasko and Dr. Laves. Each agreement terminates on July 1, 1998 and stipulates an annual base salary of $203,960, $115,500, and $170,000, respectively. Each agreement also includes a provision for a bonus to be paid at the discretion of the Board of Directors, severance payments if the executive is terminated other than for "Cause" (as defined in such agreement), and certain non-competition and confidentiality provisions.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The following Report of the Compensation Committee is provided solely to stockholders of the Company pursuant to the requirements of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, and shall not be deemed to be "filed" with the Securities and Exchange Commission for the purpose of establishing statutory liability. This Report shall not be deemed to be incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this Proxy Statement.

     The objectives of the Compensation Committee in determining the levels and components of executive compensation are (i) providing them with both cash and equity incentives to further the interests of the Company and its stockholders,
(ii) compensating them at appropriate levels with a recognition of compensation levels of executive officers at other high technology companies at a comparable stage of development, and (iii) attracting outstanding executive officers to the Company. Generally, the compensation of all executive officers is composed of a base salary plus a discretionary bonus based upon achievement of specified goals. In addition, the Company grants stock options, from time to time in its discretion, to tie potential compensation to stockholder return and to provide for compensation based upon the Common Stock performance over time.

     The Compensation Committee determined the terms of employment agreements for each of Messrs. Smith and Wasko and Dr. Laves. In determining the base salaries of the executive officers, the Compensation Committee considered the performance of each executive, the nature of the executive's responsibilities, the salary levels of executives at high technology companies at a comparable stage of development, including other publicly-held companies that are developing products using superconducting materials, and the Company's general compensation practices. Based on these criteria, Dr. Laves received a base salary of $170,000 in 1997, which will also be his base salary for 1998. The base salaries under the employment agreements are effective through the end of June 1998.

     Discretionary bonuses for each of the Company's executive officers are directly tied to achievement of specified goals of the Company and are a function of the criteria which the Compensation Committee believes appropriately take into account the specific areas of responsibility of the particular officer. Although the Company was successful in introducing new products, enhancing manufacturing and increasing sales, the decrease in the price of the Company's Common Stock, among other factors, led to the determination that no bonuses were given to most of the Company's executive officers, including Dr. Laves, during 1997.

     The Compensation Committee typically grants stock options to executive officers and other employees in order to provide a long-term incentive which is directly tied to the performance of the Company's stock. These options provide an incentive to maximize stockholder value because they reward option holders only if stockholders also benefit. The exercise price of these stock options is the fair market value of the Common Stock on the dates of grant. Vesting periods are used to retain key employees and to emphasize the long-term aspect of contribution and performance. In making stock option grants to executives under the 1993 Option Plan, the Compensation Committee considers a number of factors, including the performance of the executive, achievement of specific delineated goals, the responsibilities of the executive, review of compensation of executives in high technology companies at a comparable stage of development, and review of the number of stock options each executive currently possesses. Although no stock options were granted to executive officers, including Dr. Laves, in 1997, stock options were granted to executive officers, including Dr. Laves, in January 1998.

     COMPLIANCE WITH SECTION 162(M) -- The Compensation Committee currently intends for all compensation paid to the executive officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Section 162(m) provides that compensation paid to the executive officers in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes unless, in general, such compensation is performance based, is established by a committee of independent directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by stockholders. The Compensation Committee believes that the requirements of Section 162(m) are uncertain and may arbitrarily impact the Company. In the future, the Compensation Committee may determine to adopt a compensation program that does not satisfy the conditions of Section 162(m) if in its judgment, after considering the additional costs of not satisfying Section 162(m), such program is appropriate.

                           COMPENSATION COMMITTEE

        -------------------------------------------------------------
          Tom L. Powers (Chairman), Steve Lazarus, Terry S. Parker

                               PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total returns during the period commencing on October 26, 1993, the date of the Company's initial public offering, and ending on December 31, 1997, for the Company, the Nasdaq Market Composite Index and an index of peer companies selected by the Company. The comparison assumes $100 was invested on October 26, 1993, in the Common Stock, the Nasdaq Market Composite Index and the peer group of companies selected by the Company and assumes the reinvestment of all dividends, if any. Although the Common Stock was offered at $11.25 in the initial public offering, the performance graph must begin with the closing price of the Common Stock on the date of the initial public offering, which was $14.75.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

                                        ILLINOIS         NASDAQ NATIONAL
        MEASUREMENT PERIOD           SUPERCONDUCTOR     MARKET COMPOSITE
      (FISCAL YEAR COVERED)            CORPORATION            INDEX            PEER GROUP
10/26/93                                 100.00              100.00              100.00
12/31/93                                  72.88               98.64               74.05
12/31/94                                  57.63              103.56               65.27
12/31/95                                 115.25              134.33              113.73
12/31/96                                 116.10              166.92              108.94
12/31/97                                  12.29              204.18              130.98

     The companies in the peer group, all of which are in the wireless communication equipment market or superconductor product market, are: Illinois Superconductor Corporation, Superconductor Technologies Inc., Conductus, Inc., Qualcomm Inc. and Stanford Telecommunications, Inc.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 23, 1998, certain information with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Company director, (iii) each Named Officer and (iv) all Company executive officers and directors as a group.

                                                                 NUMBER OF       PERCENT OF
                                                                   SHARES          SHARES
                                                                BENEFICIALLY    BENEFICIALLY
                      NAME AND ADDRESS                            OWNED(1)         OWNED
                      ----------------                          ------------    ------------
Ora E. Smith(2).............................................      153,139           1.4%
Edward W. Laves, Ph.D.(3)...................................       56,834             *
Stephen G. Wasko(4).........................................       41,834             *
James D. Hodge, Ph.D.(5)....................................       33,700             *
Peter S. Fuss(6)............................................       20,167             *
Benjamin Golant(4)..........................................       16,042             *
Steven Lazarus(7)...........................................       13,334             *
Dennis Craig(4).............................................        9,375             *
Tom L. Powers(8)............................................        5,734             *
Robert Mitchum..............................................           --            --
Terry Parker................................................           --            --
All executive officers and directors as a group (12
  persons)(9)...............................................      328,167           2.9

---------------

* Denotes beneficial ownership less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Commission. Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes 84,166 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days of March 23, 1998.

(3) Includes 55,834 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days of March 23, 1998. Excludes 291,864 shares held by the State of Illinois and 69,080 shares of Common Stock issuable upon exercise of warrants presently exercisable and held by the State of Illinois. Dr. Laves, as the chief executive officer of the Company, has an irrevocable proxy to vote these shares. Therefore, Dr. Laves may be deemed the beneficial owner of the shares of Common Stock directly owned by the State of Illinois. Dr. Laves disclaims this beneficial ownership.

(4) Represents shares issuable upon exercise of options exercisable currently or within 60 days of March 23, 1998.

(5) Dr. Hodge was no longer deemed an executive officer of the Company as of June 1997. He ceased being an employee of the Company as of January 1998.

(6) Includes 7,667 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days of March 23, 1998.

(7) Includes 4,334 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days of March 23, 1998.

(8) Includes 3,334 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days of March 23, 1998.

(9) Includes 233,944 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days of March 23, 1998. Excludes 33,720 shares of Common Stock held by Dr. Hodge, who was no longer deemed an executive officer of the Company as of June 1997 and whose employment was terminated as of January 1998.

                                   PROPOSAL 2
                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed Ernst & Young LLP, independent certified public accountants, as auditors of the Company's financial statements for 1998. Ernst & Young LLP has acted as auditors for the Company since the Company's inception in October 1989.

     The Board of Directors has determined to afford stockholders the opportunity to express their opinions on the matter of auditors, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Board of Directors' appointment of Ernst & Young LLP. If a majority of the shares voted at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of Ernst & Young LLP, the Board of Directors will interpret this as an instruction to seek other auditors. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS OF THE COMPANY'S FINANCIAL STATEMENTS FOR THE YEAR ENDING DECEMBER 31, 1998.

     It is expected that representatives of Ernst & Young LLP will be present at the meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

                        MISCELLANEOUS AND OTHER MATTERS

     SOLICITATION -- The cost of this proxy solicitation will be borne by the Company. The Company may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company's expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation. The Company does not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest.

     PROPOSALS OF STOCKHOLDERS -- Proposals of stockholders intended to be considered at the Company's 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company not less than 120 days nor more than 150 days prior to May 8, 1999.

     OTHER BUSINESS -- The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in the Company's Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxy will vote as the Board of Directors directs.

     ADDITIONAL INFORMATION -- THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR ITS YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, UPON THE WRITTEN REQUEST OF ANY PERSON WHO IS A STOCKHOLDER AS OF THE RECORD DATE, AND WILL PROVIDE COPIES OF THE EXHIBITS TO SUCH ANNUAL REPORT UPON PAYMENT OF A REASONABLE FEE WHICH SHALL NOT EXCEED THE COMPANY'S REASONABLE EXPENSES INCURRED IN CONNECTION THEREWITH. REQUESTS FOR SUCH MATERIALS SHOULD BE DIRECTED TO ILLINOIS SUPERCONDUCTOR CORPORATION, 451 KINGSTON COURT, MOUNT PROSPECT, ILLINOIS 60056, ATTENTION: SECRETARY.

                                            By Order of the Board of Directors,

                                            STEPHEN G. WASKO

                                            STEPHEN G. WASKO
                                            Secretary

Mount Prospect, Illinois
May 8, 1998

                                     PROXY

                      ILLINOIS SUPERCONDUCTOR CORPORATION
                  451 Kingston Court, Mount Prospect, IL 60056

    The undersigned hereby appoints EDWARD W. LAVES, STEPHEN G. WASKO and MARY
K. WILLIAMS and each or any of them as proxies, each with power of substitution, and hereby authorizes them to represent the undersigned and to vote, as designated below, all the shares of COMMON STOCK held of record by the undersigned on April 15, 1998 at the Annual Meeting of Stockholders of Illinois Superconductor Corporation, to be held on June 11, 1998, at Ida Noyes, 1212 E. 59th Street, Chicago, Illinois at 3:30pm, local time, or at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

1.  ELECTION OF DIRECTOR:

         [ ]  FOR PETER S. FUSS                         [ ]  WITHHOLD AUTHORITY for PETER S. FUSS
         [ ]  FOR TOM L. POWERS                         [ ]  WITHHOLD AUTHORITY for TOM L. POWERS

2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY'S FINANCIAL STATEMENTS FOR THE YEAR ENDING DECEMBER 31, 1998:

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED ON THIS PROXY, "FOR" THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY'S FINANCIAL STATEMENTS FOR THE YEAR ENDING DECEMBER 31, 1998, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Dated  , 1998

                                                         [ ]  PLEASE CHECK THIS BOX IF YOU PLAN TO ATTEND THE
Signature                                                     MEETING.
Signature (if held jointly)

NOTE: Please date your proxy and sign exactly as the name or names appear on your stock certificate. All joint owners of stock should sign above. Sign your full title when signing as a executor, administrator, personal representative, trustee, officer, etc.

PLEASE SIGN, DATE AND RETURN PROXY IMMEDIATELY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

 ................................................................................

     ADMISSION CARD FOR ANNUAL MEETING
If you plan to attend the annual meeting of
               stockholders,
  this is your admittance card. Please be
             sure to bring the
  card with you to gain admittance to the
                 meeting.
===========================================
 ADMITTANCE PASS -- 1998 ANNUAL MEETING OF
               STOCKHOLDERS
  THIS IS AN ADMITTANCE PASS FOR THE 1998
              ANNUAL MEETING
OF STOCKHOLDERS OF ILLINOIS SUPERCONDUCTOR
               CORPORATION.
IN ORDER TO ATTEND THE ANNUAL MEETING, YOU
      MUST BRING THIS PASS WITH YOU.
    ILLINOIS SUPERCONDUCTOR CORPORATION
      ANNUAL MEETING OF STOCKHOLDERS
               JUNE 11, 1998
              IDA NOYES HALL
                 3:30 P.M.